EXHIBIT 10.16


                                LETTER OF INTENT
                      FOR THE PURCHASE OF ALL THE STOCK OF
                              Valley Internet, Inc.




Wednesday, October 12, 2005

Larry W. Barnes
Valley Internet, Inc.
102 East maple Street
Fayetteville, TN 37334

Dear Mr. Barnes:

IVI Communications, Inc. ("Buyer"), a Nevada corporation, is pleased to submit this letter of intent (the "Letter of Intent") regarding the acquisition of all of the stock of Valley Internet, Inc. ("Valley"). You (the "Selling Shareholder") are the sole shareholder and own 100% of the issued and outstanding stock of Valley.

Buyer's acquisition of the stock of Valley shall hereafter be known as the "Transaction" and the date of the consummation of the Transaction shall be the "Close" or the "Closing". Buyer will issue to you $ 750,000 worth (the "Total Consideration") of its unregistered common stock for all the issued and outstanding stock of Valley as set forth below subject to the terms and conditions of this Letter of Intent. It is intended that Valley will operate as a wholly owned subsidiary of the Buyer and will hereinafter be referred to as "Valley-Sub."

The Transaction, including terms and conditions, is described in greater detail below.

1. DEFINITIVE PURCHASE AGREEMENT
--------------------------------
The parties to this Letter of Intent will endeavor to finalize and execute a definitive purchase agreement (the "Definitive Purchase Agreement") defining the Transaction which shall include the terms below and such other provisions as may be mutually agreed upon, on or before November 7, 2005.

2. THE TRANSACTION
--------------------
      2.1 STOCK PURCHASED

      The Transaction shall include the purchase of:

      o   All of the issued and outstanding stock of Valley.

      o The issued and outstanding stock of Valley will be delivered to Buyer at Close free and clear of all liens and encumbrances.

      o It is also agreed that the Selling Shareholders will enter into an Employment Agreement with Valley-Sub for a twenty-four month period with terms that are mutually agreeable to you and Buyer. It is further agreed that the Employment Agreements shall contain standard non-competition provisions.



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      2.2 TOTAL CONSIDERATION Buyer will issue to you at Close $ 750,000 worth of its unregistered common stock. The issuance of said stock is dependent upon Buyer's successful due diligence of your company and the ability of your company to provide Buyer with audited financial statements or in the opinion of the Buyer for your company to be able to obtain audited statements within a reasonable period of time and at a reasonable cost.

3. REPRESENTATIONS AND WARRANTIES
---------------------------------
The Definitive Purchase Agreement shall contain representations and warranties typical in a transaction of this size and nature including a non-compete provision.

4. CONDITIONS PRECEDENT AND SUBSEQUENT TO THE CLOSING
-----------------------------------------------------
The Definitive Purchase Agreement shall provide for the following conditions precedent to closing:

      4.1 You, the Seller, shall have executed a mutually agreeable Employment Agreement with Valley-Sub whereby you will have agreed to continue to act in your current capacity with Valley-Sub for a twenty-four month period of time and thereafter by mutual agreement for additional twelve month periods of time and to not compete with Buyer for a period of twenty-four months from the Close.

      4.2 All required governmental approvals necessary for the Close and for the operations of Buyer in the manner that Valley operated prior to the Transaction shall have been attained.

      4.3 Valley will provide audited financial statements for fiscal year 2004 that are prepared according to GAAP or at the discretion of Buyer to assist Buyer obtain audited financial statements.

5. MATERIAL ADVERSE CHANGE
----------------------------

There shall have been no material adverse change in the business, assets, operations, or prospects of Valley prior to the Close, relative to the state of Valley as of the date of this Letter of Intent. The Selling Shareholder shall notify Buyer of any material changes should they occur.




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6. DUE DILIGENCE
-----------------
Buyer shall have concluded its due diligence and found the results acceptable.

7. DOCUMENTATION
-----------------
Buyer shall determine the documentation necessary for closing the Transaction.

8. APPROVAL PROCESS
-------------------
Successful completion of Buyer's internal approval process.

9. CLOSING
----------
The Closing of the Transaction is anticipated to occur on or before November 7, 2005.

10. ACCESS TO INFORMATION
-------------------------
To the extent reasonably required for the purpose of the Letter of Intent and Definitive Agreement, the Selling Shareholder will cause Buyer, its counsel, accountants, advisors including Stanton, Walker & Company, certain insurance brokers, lenders, and all other reasonable representatives of Buyer ("Representatives") to have access, during normal business hours, prior to the Expiration Date, to all of the properties, books, contracts, and records of Valley, and will cause to be furnished to Buyer and its Representatives all such information concerning the affairs of Valley as Buyer or such Representatives may reasonably request. Buyer and its Representatives shall have access to customers and suppliers of Valley for the purpose of gaining information.

11. EXCLUSIVITY
---------------
During the Term of this Letter of Intent, Valley shall not directly or indirectly through any director, officer, employee, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any third party, relating to any acquisition or purchase of all or a material portion of Valley's assets, or any equity interest in it, or any transaction, consolidation or business combination with it, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person to do or seek any of the foregoing.


12. EXPIRATION DATE
-------------------
Unless extended by agreement of the parties, this Letter of Intent shall expire the earlier to occur of six weeks after the mutual execution of this Letter of Intent or the execution and delivery of the Definitive Purchase Agreement (the "Expiration Date"). Expiration of this Letter of Intent shall not otherwise limit any of Buyer rights set forth herein.



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13. COUNTERPARTS/Facsimile Signatures
-------------------------------------
This letter may be executed in one or more counterparts which when taken together shall constitute but a single instrument. In addition, the parties hereto agree that this Letter of Intent may be executed by facsimile signatures and such signatures shall be deemed originals.

14. ARBITRATION
---------------
All claims demands, disputes, controversies, differences, or misunderstandings between the parties relating to this Letter of Intent shall be settled by arbitration, in accordance with the rules of the American Arbitration Association, and judgment of the award rendered by the arbitrator or arbitrators may be entered and enforced in any court having jurisdiction.

15. PUBLIC DISCLOSURE
----------------------

Valley will not make any disclosure of the existence of this Letter of Intent or any terms of this Letter of Intent without the consent of the Buyer, unless required by law.







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Sincerely,


/s/ Nyhl Henson
--------------------------
Nyhl Henson
Chief Executive Officer



PLEASE INDICATE ACCEPTANCE OF THE ABOVE TERMS AND CONDITIONS BY SIGNING BELOW



Accepted this 12th day of October, 2005 by Valley Internet, Inc.

 /s/ Larry W. Barnes
-------------------------------
 Larry W. Barnes






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